Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet and statement of operations are presented to give effect to the purchase of all of the outstanding capital stock by CafePress, Inc. (“CafePress”) through the merger (the “Transaction”) of CafePress with EZ Prints, Inc. (“EZ Prints”). The pro forma information was prepared based on the historical consolidated financial statements and related notes of CafePress and EZ Prints after giving effect to the Transaction using the acquisition method of accounting. In addition, certain historical EZ Prints balances have been reclassified to conform to CafePress’ presentation.

The unaudited pro forma condensed combined balance sheet as of September 30, 2012 is presented as if the Transaction had occurred on September 30, 2012. The unaudited pro forma combined statements of operations combine the results of operations of CafePress and EZ Prints for the nine months ended September 30, 2012, and the results of CafePress for the year ended December 31, 2011 and EZ Prints for the year ended March 31, 2012 and are presented as if the Transaction had occurred on January 1, 2011 and were carried forward through each of the aforementioned periods presented.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon an estimated valuation of certain assets and liabilities acquired as if the Transaction had occurred on September 30, 2012. The estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) upon the finalization of the valuation of the Transaction as of the actual acquisition date of October 25, 2012.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not intended to represent or be indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had CafePress and EZ Prints been a combined company during the respective periods presented. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies, post-Transaction synergies and/or cost savings that CafePress may achieve with respect to the combined companies.

These unaudited pro forma condensed combined financial statements should be read in conjunction with CafePress’ historical consolidated financial statements and related notes included in its Prospectus filed on March 29, 2012, and Form 10-Q for the nine months ended September 30,2012, as well as EZ Prints’ historical financial statements and related notes for the year ended March 31, 2012, and for the three months ended June 30, 2012 and 2011, which are included as Exhibits 99.1 and 99.2, respectively, to this Form 8-K/A.

CAFEPRESS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(in thousands)

	Historical
	CafePress	EZ Prints	Pro forma Adjustments		Pro forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$45,507	$1,464	$(30,000)	A	$16,971
Short-term investments	9,652	—	—		9,652
Accounts receivable, net	3,466	2,636	(25)	B	6,077
Inventory	7,591	724	—		8,315
Deferred tax assets	1,842	—	1,550	D	3,392
Deferred costs	3,405	—	—		3,405
Prepaid expenses and other current assets	8,302	132	(250)	B	8,184

Total current assets	79,765	4,956	(28,725)		55,996
Property and equipment, net	16,683	3,427	(1,556)	C	18,554
Goodwill	17,204	—	22,775	D	39,979
Intangible assets, net	10,001	—	11,130	D	21,131
Deferred tax assets	3,250	—	—		3,250
Other assets	314	42	—		356
Total assets	$127,217	$8,425	$3,624		$139,266

LIABILITIES, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Line of credit	$—	$894	—		$894
Accounts payable	7,010	1,223	(25)	B	8,208
Accrued royalties payable and payable to partners	4,605	5,797	—		10,402
Accrued liabilities	13,277	632	3,673	E	17,582
Income tax payable	—	—	—		—
Deferred revenue	6,717	—	—		6,717
Capital lease obligation, current	495	28	—		523

Total current liabilities	32,104	8,574	3,648		44,326
Capital lease obligation, non-current	2,327	90	—		2,417
Other long-term liabilities	3,668	200	(200)	B	3,668

TOTAL LIABILITIES	38,099	8,864	3,448		50,411

Stockholders’ Equity:
Preferred stock Series 1 and 2	—	35,887	(35,887)	F	—
Common stock	2	4	(4)	F	2
Additional paid-in capital	92,804	1,101	(1,101)	F	92,804
Treasury stock	—	(190)	190	F	—
Accumulated deficit	(3,688)	(37,241)	36,978	F	(3,951)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	89,118	(439)	176	F	88,855
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$127,217	$8,425	$3,624		$139,266

See accompanying notes to the unaudited pro forma condensed combined financial statements.

CAFEPRESS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 (in thousands, except per share data)

	Historical
	CafePress	EZ Prints	Pro forma Adjustments		Pro forma Combined
Net revenue	$130,537	$19,141	$(176)	B	$149,502
Cost of net revenues:	76,015	14,222	(176)	B	90,061

Gross profit:	54,522	4,919	—		59,441

Operating expenses:
Sales and marketing	34,338	2,081	238	G	36,657
Technology and development	9,810	1,677	1,224	H	12,711
General and administrative	12,181	3,530	—		15,711
Acquisition-related costs	2,508	—	(283)	I	2,225

Total operating expenses	58,837	7,288	1,179		67,304

Loss from operations	(4,315)	(2,369)	(1,179)		(7,863)
Interest income	58	—	(58)	J	—
Interest expense	(146)	(54)	—		(200)

Loss before provision for income taxes	(4,403)	(2,423)	(1,237)		(8,063)
Benefit from income taxes	(1,216)	—	(420)	K	(1,636)

Net loss	$(3,187)	$(2,423)	$(817)		$(6,427)

Net loss per share of common stock
Basic and diluted	$(0.22)				$(0.45)

Shares used in computing net loss per share of common stock
Basic and diluted	14,319				14,319

See accompanying notes to the unaudited pro forma condensed combined financial statements.

CAFEPRESS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011 AND MARCH 31, 2012 (in thousands, except per share data)

	Historical
	CafePress	EZ Prints	Pro forma Adjustments		Pro forma Combined
Net revenue	$175,482	$33,979	$(21)	B	$209,440
Cost of net revenues:	100,191	24,455	(21)	B	124,625

Gross profit:	75,291	9,524	—		84,815

Operating expenses:
Sales and marketing	40,809	2,436	318	G	43,563
Technology and development	12,768	2,413	1,797	H	16,978
General and administrative	13,573	4,508	—		18,081
Acquisition-related costs	2,696	—	—		2,696

Total operating expenses	69,846	9,357	2,115		81,318

Income from operations	5,445	167	(2,115)		3,497
Interest income	56	—	(56)	J	—
Interest expense	(194)	(62)	—		(256)

Income before provision for income taxes	5,307	105	(2,171)		3,241
Provision (benefit) for income taxes	1,701	—	(738)	K	963

Net income (loss)	$3,606	$105	$(1,433)		$2,278

Net income per share of common stock:
Basic	$0.17				$0.07

Diluted	$0.16				$0.07

Shares used in computing net income per share of common stock:
Basic	8,798				8,798

Diluted	9,403				9,403

See accompanying notes to the unaudited pro forma condensed combined financial statements.

CAFEPRESS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

Pro forma combined income statement for the year ended December 31, 2011 includes historical income statement of EZ Prints for the year ended March 31, 2012. Pro forma combined income statement for the nine months ended September 30, 2012 includes historical income statement of EZ Prints for the period from January 1, 2012 to September 30, 2012. As such the following results of EZ Prints for the three months period ended March 31, 2012 were included in both periods presented:

Three months ended March 31, 2012
Net revenue	$6,767
Costs of net revenues:	5,187

Gross profit:	1,580

Operating expenses:
Sales and marketing	711
Technology and development	324
General and administrative	866
Bad debt expense	1,091

Total operating expenses	2,992

Loss from operations	(1,412)
Other expenses, net	22

Loss before provision for income taxes	(1,434)
Provision for income taxes	—

Net loss	$(1,434)

2.	Acquisition of EZ Prints, Inc.

The Company acquired EZ Prints Inc., a complete deployable e-commerce platform, on October 25, 2012. The purchase consideration issued included cash payment of $30 million, and additional cash earn-outs (not to exceed $10 million in aggregate) contingent upon achieving certain performance targets for the twelve months following the closing of the Transaction. The contingent earn-outs are valued using a probability-based approach on various revenue assumptions. Final determination of the earn-out liability can range from zero to $10 million based on the actual achievement of the revenue targets.

The preliminary purchase price of and purchase price allocation for EZ Prints, as presented below, are our best estimates. These estimates are preliminary as the Company is currently in the process of finalizing many of the purchase amounts presented below.

Preliminary purchase price

In thousands
Cash	$30,000
Fair value of contingent consideration	3,460

$33,460

The total preliminary purchase price was allocated to EZ Prints’ net tangible and identifiable intangible assets based on their estimated fair values as of October 25, 2012 as set forth below.

Preliminary purchase price allocation

	In thousands	Estimated useful lives (in years)	Method of amortization
Current assets	$4,956	N/A
Fixed assets and other long-term assets	1,913	2-5	Straight-line
Intangible assets:
Customer relationships	2,540	8	Straight-line
Developed technology (Builder)	6,940	4	Straight-line
Developed technology (E-Commerce)	550	3	Straight-line
Developed technology (Order to Store)	90	4	Straight-line
Developed technology (Back-end)	1,010	5	Straight-line
Goodwill	22,775	N/A
Deferred tax asset, net	1,550	N/A
Liabilities assumed	(8,864)	N/A

	$33,460

3.	Pro forma financial statement adjustments

A	To record the purchase price of $30.0 million paid in cash

B	To eliminate Intercompany balances and transactions

C	To eliminate historical EZ Prints technology related assets to be replaced with a fair market value of developed technology acquired

D	To record preliminary goodwill and intangible assets acquired and deferred taxes

E	To record following adjustments to liabilities:

To record a fair value of the estimated potential earn out payment	$3,460
To record direct acquisition-related costs incurred by CafePress	263
To eliminate Intercompany balances and transactions	(50)
$3,673

F	To record following adjustments to stockholders’ equity:

To eliminate EZ Prints historical stockholders’ equity:

Preferred stock Series 1 and 2	$(35,887)
Common stock	(4)
Additional paid-in capital	(1,101)
Treasury Stock	190
Accumulated deficit	37,241

439

To record direct acquisition-related costs incurred by CafePress	(263)

$176

G	To record the estimated amount of amortization of customer relationships acquired by CafePress over its estimated useful life

H	To record following adjustments to Technology and development expenses:

	Nine months ended September 30, 2012	Year ended December 31, 2011 and March 31, 2012
To record the estimated amount of amortization of developed technology asset acquired by CafePress over its estimated useful life	$1,607	$2,143
To eliminate amortization of internally developed software historically capitalized by EZ Prints	(383)	(346)

	$1,224	$1,797

I	To eliminate CafePress’ acquisition-related costs included in their respective historical financials that are non-recurring in nature.

J	To record the estimated decrease in interest income due to the reduction in cash used for the acquisition.

K	To record tax benefit to reflect the pro forma income tax impact at the statutory federal income tax rate. The pro forma combined provision and benefit for income taxes do not reflect the amounts that would have resulted had the Company and EZ Prints filed consolidated income tax returns during the period presented.